Shelton Greater China Fund (“the Registrant”)
Form N-SAR for the Six Months Ended June 30, 2011

Sub-Item 77Q1(a): Amended and Restated By-Laws of the Registrant

Submission of the Registrant’s Amended and Restated By-Laws effective June 12, 2011, is incorporated by reference to item (d)(1) of Post-Effective Amendment No. [__] to the Registration Statement filed on Form N-1A on August 4, 2011.